UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2012

UNITED STATES OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32834	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530

Oakland, California 94612

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 6, 2009, and March 21, 2011, United States Oil Fund (“USO”) filed current reports on Form 8-K in response to published reports suggesting that 2008’s run-up in crude oil prices were the result of the investments made in the crude oil futures market by large, un-levered and passive index funds. Many of these reports cited USO as an example of such a fund whose buying and selling activities were alleged to be causing unusually wide swings in crude oil prices.

Since the run-up in crude oil prices in 2008, crude oil prices retreated in late 2008 through early 2009 but started to rise again in mid-2009 through 2011. Crude oil prices finished 2010 at approximately $90 per barrel and continued to increase in 2011 to over $100 per barrel. The increases in crude oil prices in 2011 were against a background of violence in oil-producing Middle Eastern countries, including Egypt, Libya and Bahrain. These fluctuations have again given rise to published reports suggesting that large, unlevered and passive index funds, such as USO, are to blame for the recent increase in crude oil prices.

In response to the previous increase in crude oil prices in 2008, the Commodity Futures Trading Commission (“CFTC”) produced a report, the “Interim Report on Crude Oil” (July 2008) (the “Report”) that specifically addressed the question of the impact of financial investors (speculators) in the crude oil futures market. The Report found no evidence that financial investors (speculators) were the driving force behind higher oil prices. Follow-up studies conducted by the CFTC have not led the staff of the CFTC to change its conclusion found in the Report.1

The Report stated in the Executive Summary that:

“If a group of market participants has systematically driven prices, detailed daily position data should show that the that group’s position changes preceded price changes. The Task Force’s preliminary analysis, based on the evidence available to date, suggests that changes in futures market participation by speculators have not systematically preceded price changes. On the contrary, most speculative traders typically alter their positions following price changes, suggesting that they are responding to new information – just as one would expect in an efficiently operating market.”

Nevertheless, United States Commodity Funds LLC (the “General Partner”) continues to observe commentators continuing to make the same unsubstantiated claims. The General Partner believes these reports significantly mischaracterize USO’s impact on the market price of oil and is providing updated factual information to rebut these reports. The General Partner and USO in no way intend that the information included in this Form 8-K be considered an “offer” of USO’s units.

The chart below compares the price of the NYMEX front month light, sweet crude oil contract (“CL”) to the actual size of USO’s crude oil futures contracts holdings. The time period covered by this chart is from the period January 1, 2007 to December 31, 2011. The CL price, shown on the right hand axis is in dollars per barrel. USO’s crude oil futures contract holdings, shown on the left hand axis, are in 1,000-barrel contract equivalents.

The data shows that during the run-up in crude oil prices from January 2007, at $53 a barrel, to July 2008, at roughly $145 a barrel, USO’s holdings in crude oil futures contracts declined. Furthermore, the increase in crude oil contracts held by USO that occurred in late 2008, and continued to February 2009, coincided with a period of time when crude oil prices trended lower, not higher.

1	See Memorandum dated August 21, 2009 to United States Secretary of the Treasury Timothy Geithner from CFTC Chairman Gary Gensler, regarding Impact of Position Limits on Volatility in Energy Futures Markets.

Finally, the most recent increase in crude oil prices, which began in February of 2009 and continues to the present, coincides with a period in which USO was a net seller of futures contracts, not a net buyer. The largest number of crude oil futures contracts held by USO occurred when crude oil prices were approximately $42 a barrel in early 2009, or near the low point during the period of time presented in the chart below. Since February 2009, crude oil prices have rebounded and closed in December 2011 near $100 per barrel. However, during that same time period, USO was a net seller of crude oil futures contracts and finished the year with approximately one-eighth as many crude oil futures contracts at the end of December 2011 compared with the number of crude oil futures contracts held in February 2009.

The data presented in the chart does not support the theory that USO’s activities drove oil prices significantly higher in 2008 or is currently driving oil prices significantly higher and suggests that, if anything, USO’s activities of selling as prices rise and buying as prices fall were a moderating influence on oil prices.

The data comparing USO’s holdings in oil futures contracts clearly shows that changes in USO’s holdings follow changes in the price of crude oil rather than precede them. In addition, changes in USO’s holdings tend to move in the inverse direction of the changes in oil prices; USO tends to be a buyer after prices go down and a seller after prices go up.

USO Oil Contract Holdings (left-hand axis)

Crude Oil Price (right-hand axis)

5 years ending 12/31/2011

In sum, the General Partner strongly believes that the activities of USO have not caused the extreme swings in the price of crude oil as alleged in some published articles. However, due to the nature of these claims about USO and its investing practices, USO management believes it has a legitimate concern that the activities of USO could be negatively impacted to the detriment of its thousands of unitholders, unless such claims are publicly refuted.

The General Partner is of the view that the best source of information regarding its investment objective and the risks associated with an investment in USO is its most current prospectus and the periodic reports it files with its regulators, including the Securities and Exchange Commission (“SEC”). Copies of the most current version of the foregoing can be found at USO’s website, www.unitedstatesoilfund.com, or through the SEC on its website, www.sec.gov. Copies are also available on request from the General Partner. In addition, on a daily basis, USO publishes on its website its holdings and net asset value.

Certain matters discussed in this current report on Form 8-K, including any statements that are predictive in nature or concern future market and economic conditions, our future performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Please see our periodic reports and other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business. The forward-looking statements and projections contained in this current report on Form 8-K are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP

	By:	United States Commodity Funds, LLC its general partner

Date: August 24, 2012	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer